UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2008

Furmanite Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	8K	74-1191271
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2435 N. Central Expressway, Richardson, Texas		75080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-699-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, John R. Barnes, the Chief Executive Officer, Chairman of the Board and a director of Furmanite Corporation (the "Company"), informed the Company of his intention to retire as the Company's Chief Executive Officer, Chairman of the Board and a director of the Company effective December 31, 2008.

On September 8, 2008, the Board of Directors of the Company (1) appointed Michael L. Rose, currently the President of the Company, to serve as the Chief Executive Officer, Chairman of the Board and a director of the Company effective January 1, 2009, and (2) appointed Joseph E. Milliron, currently the Executive Vice President and Chief Operating officer of the Company, to serve as the President and Chief Operating Officer of the Company effective January 1, 2009.

Mr. Rose, 70, joined the Company in July 2005 and was elected President in August 2005. Mr. Rose also served as Chief Operating Officer of the Company from August 2005 to June 2007. Prior to that, he was Chief Operating Officer of Kaneb Pipe Line Company, LLC, general partner of Kaneb Pipe Line Partners, L.P., from January 2004 through July 2005, prior to which he served as an executive officer of the Partnership’s Statia Terminals Division since July 2002.

Mr. Milliron, 54, joined Furmanite Worldwide, Inc. in August 2005 as Chief Operating Officer of the technical services business unit and was named Executive Vice President and Chief Operating Officer of the Company in June 2007. Mr. Milliron served in various positions of responsibility at CooperHeat-MQS, Inc., an international industrial services company, from 1991 until 2004, serving the last five years as Chief Executive Officer, President and a Director. Mr. Milliron was a business consultant from 2004, when CooperHeat was sold, until joining Furmanite.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

September 10, 2008	By:	Howard C. Wadsworth

Name: Howard C. Wadsworth
Title: Sr. Vice President, CFO